                                                                      Exhibit 23
                                                                      ----------



                        CONSENT OF INDEPENDENT AUDITORS



Board of Directors
The Bank of Kentucky Financial Corporation
Florence, Kentucky



We consent to the incorporation by reference in the Registration Statement on Form S-8 of The Bank of Kentucky Financial Corporation of our Report of Independent Auditors, dated January 22, 1999, on the consolidated balance sheets of The Bank of Kentucky Financial Corporation as of December 31, 1998 and 1997 and on the consolidated statements on income, changes in shareholders' equity and cash flows for the years then ended, which report is included in Form 10-KSB of The Bank of Kentucky Financial Corporation for the year ended December 31, 1998.


                                        By /s/ Crowe, Chizek and Company LLP
                                           ---------------------------------
                                           Crowe, Chizek and Company LLP


March 30, 1999
Indianapolis, Indiana